UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2007

HOUSEVALUES, INC.

(Exact name of registrant as specified in its charter)

Washington	000-51032	91-1982679
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 952-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

(b)

Effective January 23, 2007, Clayton Lewis’s employment as the Company’s President and Chief Operating Officer terminated.

As further discussed below, R. Barry Allen has been appointed as Executive Vice President of Operations and Chief Financial Officer of the Company. Consequently, Jacqueline L. Davidson, who served as the Chief Financial Officer of the Company until Mr. Allen’s appointment, will no longer serve in that capacity. Ms. Davidson will continue as Vice President of Finance, in which role she will serve as the principal accounting officer of the Company.

(c)

Effective January 23, 2007, the Company’s Board of Directors appointed R. Barry Allen as Executive Vice President of Operations and Chief Financial Officer of the Company. Mr. Allen, 54, served as the Chief Financial Officer of Cendant Corporation, a real estate investment firm, and its wholly-owned subsidiary, Move.com, from 1999 until 2001. Mr. Allen left Cendant after the 2001 sale of Move.com to Homestore, Inc. to pursue personal interests. From 1998 until the sale of the company in 1999, Mr. Allen served as the President, Chief Operating Officer and Chief Financial Officer of Marketwave Corporation, a provider of internet marketing analysis tools. Prior to his work at Marketwave Corporation, Mr. Allen was the Chief Financial Officer of OKI/ Cascade Design Automation Corp., a provider of electronic design automation tools. Mr. Allen holds a B.A. from the University of Washington.

In connection with Mr. Allen’s appointment, the Company and Mr. Allen entered into an Employment Agreement dated January 23, 2007 (the “Employment Agreement”). Under the terms of the Employment Agreement, the Company has agreed to pay Mr. Allen an annual base salary, initially set at $275,000, and a one-time signing bonus of $100,000. Mr. Allen is also eligible to participate in the Company’s management bonus program. The Employment Agreement provides that Mr. Allen is an at-will employee. If Mr. Allen’s employment is terminated without “cause” or if he resigns for “good reason,” both as defined in the Employment Agreement, he will be entitled to receive the following benefits: (i) termination payments equal to six months’ annual base salary; (ii) a severance bonus equal to 50% of the most recent annual bonus paid to him; and (iii) six months’ COBRA coverage, provided that he sign a separation agreement releasing any claims against the Company. In addition, in the event that Mr. Allen terminates his employment for “good reason” or the Company terminates his employment for other than “cause,” the unvested portion of all options that would have been exercisable as of the fourth quarterly vesting date following termination will automatically become vested and exercisable immediately prior to termination. Mr. Allen will also receive the option to purchase 300,000 shares of Company common stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by HouseValues, Inc., dated January 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEVALUES, INC.

Date: January 24, 2007	By:	/s/ Pat Kirsch
Pat Kirsch Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by HouseValues, Inc., dated January 24, 2007.